                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-51191) filed with the Securities and Exchange Commission on April 18, 1998 and the CDnow/N2K, Inc.'s previously filed Registration Statement on Form S-4 (File No. 333-72463) filed with the Securities and Exchange Commission on February 16, 1999.



                                        ARTHUR ANDERSEN LLP



Philadelphia, Pa.
March 12, 1999